Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Second Quarter 2024 Earnings; Declares Quarterly Dividend

Indiana, PA, July 23, 2024 - First Commonwealth Financial Corporation (NYSE: FCF) today announced financial results for the second quarter of 2024.

Financial Summary

(dollars in thousands,	For the Three Months Ended			For the Six Months Ended
except per share data)	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Reported Results
Net income	$37,088	$37,549	$42,781	$74,637	$73,005
Diluted earnings per share	$0.36	$0.37	$0.42	$0.73	$0.72
Return on average assets	1.28%	1.31%	1.54%	1.29%	1.36%
Return on average equity	11.10%	11.40%	13.90%	11.24%	12.29%

Operating Results (non-GAAP)(1)
Core net income	$37,070	$37,639	$42,734	$74,709	$88,121
Core diluted earnings per share	$0.36	$0.37	$0.42	$0.73	$0.87
Core pre-tax pre-provision net revenue	$54,381	$50,833	$56,344	$105,214	$110,825
Provision expense	$7,827	$4,238	$2,790	$12,065	$140
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	10,653
Net charge-offs	$4,402	$4,302	$8,665	$8,704	$9,838
Reserve build/(release)(2)	$4,556	$1,380	$(339)	$5,936	$30,640
Core return on average assets (ROAA)	1.27%	1.31%	1.54%	1.29%	1.64%
Core pre-tax pre-provision ROAA	1.87%	1.77%	2.03%	1.82%	2.06%
Return on average tangible common equity	15.94%	16.51%	20.68%	16.22%	18.30%
Core return on average tangible common equity	15.93%	16.54%	20.66%	16.24%	21.99%
Core efficiency ratio	53.63%	55.05%	52.80%	54.33%	52.61%
Net interest margin (FTE)	3.57%	3.52%	3.85%	3.55%	3.93%
(1)Core operating results are a non-GAAP measure used by management to measure performance in operating the business that management believes enhances investors' ability to better understand the underlying business performance and trends related to core business activities. A full reconciliation of non-GAAP financial measures may be found at the end of the financial statements which accompany this release.
(2)Reserve build/(release) represents the net change in the Company's allowance for credit losses (ACL) from the prior period.
Second Quarter 2024 Highlights
•GAAP Net income of $37.1 million and diluted earnings per share of $0.36 represented a decrease of $0.5 million, or $0.01 per share, from the prior quarter and a decrease of $5.7 million, or $0.06 per share, from the second quarter of 2023
▪Core pre-tax pre-provision net revenue (PPNR)(1) totaled $54.4 million, an increase of $3.5 million from the previous quarter but a decrease of $2.0 million from the second quarter of 2023

•Net interest income (FTE) of $95.3 million increased $2.7 million from the previous quarter but decreased $2.8 million from the second quarter of 2023
•Noninterest income (excluding securities gains and losses) of $25.2 million increased $1.2 million from the previous quarter and $0.7 from the second quarter of 2023 due in part to higher wealth management sales and card related interchange income
•Noninterest expense (excluding loss on early redemption of subordinated debt and merger-related expense) of $65.4 million which was unchanged from the previous quarter
•Average deposits increased $199.9 million, or 8.7% annualized, compared to the prior quarter
▪End of period deposits decreased $37.5 million, or 1.6% annualized, compared to the prior quarter
•Total loans increased $13.9 million, or 0.6% annualized, from the previous quarter, driven by $36.8 million of growth in equipment finance loans
•The loan-to-deposit ratio increased to 96.1% at the end of the second quarter of 2024 as compared to 95.6% in the previous quarter
•Total shareholder’s equity increased $29.8 million from the previous quarter due to a $23.8 million increase in retained earnings and a $5.7 million improvement in accumulated other comprehensive income (AOCI) due in part to the sale of $75.1 million in available for sale investment securities
▪Tangible book value per share increased $0.30, or 13.0% annualized, from the previous quarter
▪AOCI as a percentage of tangible common equity was 11.6% in the second quarter of 2024 as compared to 12.6% in the previous quarter
•First Commonwealth Bank (the Bank) has been recognized for the sixth consecutive year by Forbes as one of the World’s Best Banks for 2024
Profitability
•The core efficiency ratio(1) of 53.6% improved 142 basis points from the previous quarter
•The return on average assets (ROA) decreased 3 basis points to 1.28% compared to previous quarter
▪The core return on average assets(1) decreased 4 basis points to 1.27% compared to the previous quarter
•Core pre-tax pre-provision ROA(1) for the quarter ended June 30, 2024 increased 10 basis points to 1.87% as compared to 1.77% in the prior quarter and 2.03% in the second quarter of 2023
•The net interest margin of 3.57% increased 5 basis points compared to the prior quarter and decreased 28 basis points as compared to the second quarter of 2023
▪The recognition of deferred interest upon the payoff of a previously nonaccrual loan had a positive impact on the net interest margin of two basis points in the second quarter of 2024
▪The retention of approximately $200 million of additional cash on the Bank’s balance sheet had a negative impact on the net interest margin of six basis points in the second quarter of 2024 as compared to three basis points in the prior quarter
▪Purchasing accounting marks contributed eight basis points to the margin in the second quarter of 2024, unchanged from the prior quarter

◦On June 1, 2024, the Bank retired $50 million of variable rate subordinate corporate debentures with an interest rate of 7.45%. This transaction is expected to improve the net interest margin by approximately three basis points beginning in the third quarter of 2024.
◦During the second quarter of 2024, security gains and losses included a $5.6 million gain from the conversion of Visa Inc. class B shares.
◦During the second quarter of 2024, the Bank sold approximately $75 million of investment securities yielding 2.17% for a loss of $5.5 million and reinvested the proceeds into approximately $75 million of investments securities yielding 5.49%. This transaction is expected to improve the net interest margin by 2 basis points beginning in the third quarter of 2024.
Asset quality
•The provision for credit losses was $7.8 million, an increase of $3.6 million compared to the previous quarter
•The allowance for credit losses as a percentage of end-of-period loans was 1.37%, an increase of five basis points from the previous quarter
•Total criticized loans increased $29.8 million from the previous quarter
▪Total nonperforming loans of $57.1 million increased $14.7 million from the previous quarter, including $11.1 million of acquired loans that were transferred to nonaccrual status.
•Net charge-offs on loans totaled $4.4 million, an increase of $0.1 million from the previous quarter
▪Net charge-offs as a percentage of average loans (annualized) was 0.20% in the second quarter of 2024 as compared to 0.19% in the previous quarter
Strong capital and liquidity positions
•On June 1, 2024, the Bank retired $50 million of variable rate subordinate corporate debentures that were included in Tier II regulatory capital. This action reduced the Bank’s Total Risk Based Capital by approximately 44 basis points; however, the actual Total Capital Ratio decreased by only eight basis points from the previous quarter due to strong organic capital generation
•The Bank-level Total Capital ratio was 13.1% at June 30, 2024, which represents $292.4 million in excess capital above the regulatory “well capitalized” requirement of 10.0%
•On April 23, 2024, the Board of Directors authorized a 4.0% increase in the quarterly cash dividend to shareholders
•There were 22,961 shares repurchased during the second quarter of 2024 at a weighted average price of $12.48. The remaining capacity under the current program was $17.1 million as of June 30, 2024.
“I’m excited to report that our second quarter results demonstrated the core earnings power of our community-focused regional banking model,” stated T. Michael Price, President and Chief Executive Officer. “It seems we may have turned the corner with NIM compression this quarter and we continue to see pockets of loan demand in our new markets in Pennsylvania and Ohio, while our legacy markets remain a rich source of core deposit growth.” Price continued, “As we move forward, we will continue to adapt to meet the evolving needs of our neighbors and their businesses and help them navigate their financial future.”
Earnings
GAAP Net income for the second quarter of 2024 was $37.1 million, or $0.36 per share, compared to $37.5 million, or $0.37 per share in the first quarter of 2024, and $42.8 million, or $0.42 per share for the second quarter of 2023.

Net Interest Income and Net Interest Margin
Net interest income (FTE) of $95.3 million increased $2.7 million from the previous quarter and decreased $2.8 million from the prior year quarter. The increase from the previous quarter was primarily due to a five basis point expansion in the net interest margin and a $152.7 million increase in interest earning assets.
The net interest margin for the second quarter of 2024 was 3.57%, an increase of five basis points from the previous quarter and a decrease of 28 basis points from the second quarter of 2023. The increase from the previous quarter was due primarily to a 12 basis point increase in the yield on loans and an 18 basis point increase in the yield on securities, partially offset by a 10 basis point increase in the cost of deposits. The total cost of funds was 2.20% in the second quarter of 2024, which represents an increase of seven basis points from the previous quarter.
Total average deposits grew $199.9 million in the second quarter of 2024 as compared to the previous quarter. Average time deposits grew $117.6 million and interest-bearing demand and savings deposits grew $74.4 million.
Total average investment securities and interest bearing bank deposits grew $134.1 million and total average loans grew $18.6 million in the second quarter of 2024 as compared to the previous quarter.
Asset Quality
Provision expense in the second quarter of 2024 totaled $7.8 million as compared to $4.2 million in the previous quarter. The increase in the provision expense from the previous quarter was the result of a $5.8 million increase in reserves for individually analyzed loans primarily driven by a $14.7 million increase in nonperforming loans.
The allowance for credit losses as a percentage of end-of-period loans in the second quarter of 2024 was 1.37% as compared to 1.32% in the previous quarter.
At June 30, 2024, nonperforming loans totaled $57.1 million, an increase of $14.7 million from the previous quarter. The increase in nonperforming loans was primarily due to the migration of $11.1 million in loans acquired in the Centric acquisition into nonaccrual status.
Nonperforming loans represented 0.63% of total loans for the period ended June 30, 2024 as compared to 0.47% and 0.54% for the periods ended March 31, 2024 and June 30, 2023, respectively.
During the second quarter of 2024, net charge-offs were $4.4 million as compared to $4.3 million in the previous quarter and $8.7 million in the second quarter of 2023.
Net charge-offs as a percentage of average loans (annualized) were 0.20%, 0.19% and 0.40% for the periods ended June 30, 2024, March 31, 2024 and June 30, 2023, respectively.
Noninterest Income and Noninterest Expense
Noninterest income (excluding securities gains and losses) totaled $25.2 million for the second quarter of 2024, as compared to $24.0 million for the first quarter of 2024 and $24.5 million for the second quarter of 2023.
The $1.2 million increase from the previous quarter was primarily due to a $0.6 million increase in wealth management services, a $0.4 million increase in card-related interchange income and a $0.3 million increase in gain on sale of mortgage loans, partially offset by a $0.6 million decrease in gain on sale of Small Business Administration (SBA) loans.
During the second quarter of 2024, security gains and losses included a $5.6 million gain from the conversion of Visa Inc. class B shares, of which $5.6 million was realized through shares held at fair value at quarter-end. This gain was offset by a loss of $5.5 million on the sale of $75.1 million in investment securities.
Noninterest expense (excluding losses on the early redemption of subordinated debt and merger-related expense) of $65.4 million was unchanged from the previous quarter. Offsetting changes in comparison with the prior quarter were primarily due to a $0.5 million decrease in occupancy expense, a $0.5 million decrease in operational losses and a $0.4 million decrease in advertising and promotion expense, offset by a $2.0 million increase in salaries and benefits (primarily driven by a $1.0 million increase in hospitalization expense and a $1.2 million incentive accrual reversals in the prior quarter).
The core efficiency ratio was 53.6% during the second quarter of 2024 as compared to 55.1% in the previous quarter and 52.8% in the second quarter of 2023.
Full time equivalent staff was 1,472 at June 30, 2024, 1,465 at March 31, 2024, and 1,483 at June 30, 2023.
Dividends and Capital
First Commonwealth Financial Corporation declared a common stock quarterly dividend of $0.13 per share, which represents a 4.0% increase from the second quarter of 2023. The cash dividend is payable on August 16, 2024 to shareholders of record as of August 2, 2024. This dividend represents a 3.1% projected annual yield utilizing the July 22, 2024 closing market price of $16.62.
First Commonwealth’s capital ratios for Total, Tier I, Leverage and Common Equity Tier I at June 30, 2024 were 14.2%, 12.5%, 10.2% and 11.7%, respectively. First Commonwealth’s current capital levels exceed the fully phased-in Basel III capital requirements issued by U.S. bank regulators.
Conference Call
First Commonwealth will host a quarterly conference call to discuss its financial results for the second quarter of 2024 on Wednesday, July 24, 2024 at 2:00 PM (ET). The call can be accessed by dialing (toll free) 1-888-330-3181 conference ID # 4651379 or through the Company’s web page, http://www.fcbanking.com/InvestorRelations. A replay of the call will be available approximately one hour following the conclusion of the conference by dialing 1-800-770-2030 and entering the conference ID # 4651379. A link to the webcast replay will also be accessible on the Company’s webpage for 30 days.
About First Commonwealth Financial Corporation
First Commonwealth Financial Corporation (NYSE: FCF), headquartered in Indiana, Pennsylvania, is a financial services Company with 124 community banking offices in 30 counties throughout western and central Pennsylvania and throughout Ohio, as well as commercial lending operations in Pittsburgh and Harrisburg, Pennsylvania, and Canton, Cleveland, Columbus and Cincinnati, Ohio. The Company also operates mortgage offices in Wexford, Pennsylvania, as well as Hudson and Lewis Center, Ohio. First Commonwealth provides a full range of commercial banking, consumer banking, mortgage, equipment finance, wealth management and insurance products and services through its subsidiaries First Commonwealth Bank and First Commonwealth Insurance Agency. For more information about First Commonwealth or to open an account today, please visit www.fcbanking.com.
Forward-Looking Statements
Certain statements contained in this release that are not historical facts may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the Securities and Exchange Commission, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute “forward-looking statements” as well. These statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “plan,” “believe,” “expect,” “anticipate,” “intend,” “estimate” or words of similar meaning. These forward-looking statements are subject to significant risks, assumptions and uncertainties, and could be affected by many factors, including, but not limited to: (1) volatility and disruption in national and international financial markets; (2) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board; (3) inflation, interest rate, commodity price, securities market and monetary fluctuations; (4) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which First Commonwealth or its customers must comply; (5) the soundness of other financial institutions; (6)

political instability; (7) impairment of First Commonwealth’s goodwill or other intangible assets; (8) acts of God or of war or terrorism; (9) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (10) changes in consumer spending, borrowings and savings habits; (11) changes in the financial performance and/or condition of First Commonwealth’s borrowers; (12) technological changes; (13) acquisitions and integration of acquired businesses; (14) First Commonwealth’s ability to attract and retain qualified employees; (15) changes in the competitive environment in First Commonwealth’s markets and among banking organizations and other financial service providers; (16) the ability to increase market share and control expenses; (17) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters; (18) the reliability of First Commonwealth’s vendors, internal control systems or information systems; (19) the costs and effects of legal and regulatory developments, the resolution of legal proceedings or regulatory or other governmental inquiries, the results of regulatory examinations or reviews and the ability to obtain required regulatory approvals; and (20) other risks and uncertainties described in this report and in the other reports that we file with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K.
In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements in this release. We undertake no obligation to publicly update or otherwise revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Relations:
Ron Wahl
Communications and Media Relations
Phone: 724-463-6806
E-mail: RWahl@fcbanking.com

Investor Relations:
Ryan M. Thomas
Vice President / Finance and Investor Relations
Phone: 724-463-1690
E-mail: RThomas1@fcbanking.com

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
SUMMARY RESULTS OF OPERATIONS
Net interest income	$94,992	$92,304	$97,824	$187,296	$192,182
Provision for credit losses	7,827	4,238	2,790	12,065	140
Provision for credit losses — acquisition day 1 non-PCD	—	—	—	—	10,653
Noninterest income	25,210	23,988	24,523	49,198	47,486
Noninterest expense	65,798	65,573	65,943	131,371	137,324
Net income	37,088	37,549	42,781	74,637	73,005
Core net income (5)	37,070	37,639	42,734	74,709	88,121
Earnings per common share (diluted)	$0.36	$0.37	$0.42	$0.73	$0.72
Core earnings per common share (diluted) (6)	$0.36	$0.37	$0.42	$0.73	$0.87
KEY FINANCIAL RATIOS
Return on average assets	1.28%	1.31%	1.54%	1.29%	1.36%
Core return on average assets (7)	1.27%	1.31%	1.54%	1.29%	1.64%
Return on average assets, pre-provision, pre-tax	1.87%	1.77%	2.03%	1.82%	1.91%
Core return on average assets, pre-provision, pre-tax	1.87%	1.77%	2.03%	1.82%	2.06%
Return on average shareholders' equity	11.10%	11.40%	13.90%	11.24%	12.29%
Return on average tangible common equity (8)	15.94%	16.51%	20.68%	16.22%	18.30%
Core return on average tangible common equity (9)	15.93%	16.54%	20.66%	16.24%	21.99%
Core efficiency ratio (2)(10)	53.63%	55.05%	52.80%	54.33%	52.61%
Net interest margin (FTE) (1)	3.57%	3.52%	3.85%	3.55%	3.93%

Book value per common share	$13.32	$13.03	$12.03
Tangible book value per common share (11)	9.56	9.26	8.24
Market value per common share	13.81	13.92	12.65
Cash dividends declared per common share	0.130	0.125	0.125	0.255	0.245
ASSET QUALITY RATIOS
Nonperforming loans and leases as a percent of end-of-period loans and leases(3)	0.63%	0.47%	0.54%
Nonperforming assets as a percent of total assets (3)	0.51%	0.38%	0.44%
Net charge-offs as a percent of average loans and leases (annualized) (4)	0.20%	0.19%	0.40%
Allowance for credit losses as a percent of nonperforming loans and leases (4)	216.48%	280.59%	278.17%
Allowance for credit losses as a percent of end-of-period loans and leases (4)	1.37%	1.32%	1.52%
CAPITAL RATIOS
Shareholders' equity as a percent of total assets	11.7%	11.4%	10.9%
Tangible common equity as a percent of tangible assets (12)	8.7%	8.4%	7.7%
Leverage Ratio	10.2%	10.2%	9.8%
Risk Based Capital - Tier I	12.5%	12.2%	11.5%
Risk Based Capital - Total	14.2%	14.3%	13.7%
Common Equity - Tier I	11.7%	11.4%	10.8%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
INCOME STATEMENT
Interest income	$150,682	$145,462	$131,267	$296,144	$245,856
Interest expense	55,690	53,158	33,443	108,848	53,674
Net Interest Income	94,992	92,304	97,824	187,296	192,182
Provision for credit losses	7,827	4,238	2,790	12,065	140
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	10,653
Net Interest Income after Provision for Credit Losses	87,165	88,066	95,034	175,231	181,389
Net securities losses	(5,535)	—	—	(5,535)	—
Gain on VISA exchange	5,558	—	—	5,558	—
Trust income	2,821	2,727	2,532	5,548	5,018
Service charges on deposit accounts	5,546	5,383	5,324	10,929	10,242
Insurance and retail brokerage commissions	2,709	2,246	2,314	4,955	4,866
Income from bank owned life insurance	1,371	1,294	1,195	2,665	2,422
Gain on sale of mortgage loans	1,671	1,328	1,253	2,999	1,905
Gain on sale of other loans and assets	1,408	2,051	1,891	3,459	3,977
Card-related interchange income	7,137	6,690	7,372	13,827	14,201
Derivative mark-to-market	—	12	81	12	(8)
Swap fee income	—	—	332	—	577
Other income	2,524	2,257	2,229	4,781	4,286
Total Noninterest Income	25,210	23,988	24,523	49,198	47,486
Salaries and employee benefits	37,320	35,324	36,735	72,644	70,999
Net occupancy	4,822	5,334	4,784	10,156	9,802
Furniture and equipment	4,278	4,480	4,284	8,758	8,522
Data processing	3,840	3,824	3,763	7,664	7,167
Pennsylvania shares tax	1,126	1,202	1,173	2,328	2,425
Advertising and promotion	898	1,319	1,327	2,217	2,990
Intangible amortization	1,169	1,264	1,282	2,433	2,429
Other professional fees and services	1,286	1,242	1,182	2,528	2,773
FDIC insurance	1,286	1,613	1,277	2,899	2,694
Litigation and operational losses	494	997	894	1,491	1,637
Loss on sale or write-down of assets	77	143	6	220	47
Loss on early redemption of subordinated debt	369	—	—	369	—
Merger and acquisition	—	114	(60)	114	8,481
Other operating expenses	8,833	8,717	9,296	17,550	17,358
Total Noninterest Expense	65,798	65,573	65,943	131,371	137,324
Income before Income Taxes	46,577	46,481	53,614	93,058	91,551
Income tax provision	9,489	8,932	10,833	18,421	18,546
Net Income	$37,088	$37,549	$42,781	$74,637	$73,005

Shares Outstanding at End of Period	102,297,847	102,303,974	102,444,915	102,297,847	102,444,915
Average Shares Outstanding Assuming Dilution	102,287,598	102,198,899	102,760,266	102,238,489	101,281,899

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	June 30,	March 31,	June 30,
	2024	2024	2023
BALANCE SHEET (Period End)
Assets
Cash and due from banks	$109,907	$77,179	$123,095
Interest-bearing bank deposits	78,386	233,188	325,774
Securities available for sale, at fair value	1,101,154	1,049,108	784,503
Securities held to maturity, at amortized cost	453,820	464,708	439,922
Loans held for sale	50,769	31,895	16,300

Loans and leases	8,994,890	8,999,870	8,799,836
Allowance for credit losses	(123,654)	(119,098)	(133,546)
Net loans and leases	8,871,236	8,880,772	8,666,290

Goodwill and other intangibles	384,854	385,745	388,451
Other assets	576,747	571,813	574,269
Total Assets	$11,626,873	$11,694,408	$11,318,604

Liabilities and Shareholders' Equity
Noninterest-bearing demand deposits	$2,304,830	$2,334,495	$2,624,344

Interest-bearing demand deposits	619,877	637,908	611,156
Savings deposits	4,955,718	4,999,822	4,935,124
Time deposits	1,528,496	1,474,178	975,654
Total interest-bearing deposits	7,104,091	7,111,908	6,521,934

Total deposits	9,408,921	9,446,403	9,146,278

Short-term borrowings	537,613	546,541	542,839
Long-term borrowings	136,581	186,490	187,276
Total borrowings	674,194	733,031	730,115

Other liabilities	181,253	182,254	209,792
Shareholders' equity	1,362,505	1,332,720	1,232,419
Total Liabilities and Shareholders' Equity	$11,626,873	$11,694,408	$11,318,604

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended						For the Six Months Ended
	June 30,	Yield/	March 31,	Yield/	June 30,	Yield/	June 30,	Yield/	June 30,	Yield/
	2024	Rate	2024	Rate	2023	Rate	2024	Rate	2023	Rate
NET INTEREST MARGIN

Assets
Loans and leases (FTE)(1)(3)	$9,017,288	6.06%	$8,998,649	5.95%	$8,689,021	5.58%	$9,007,969	6.01%	$8,496,305	5.43%
Securities and interest-bearing bank deposits (FTE) (1)	1,718,769	3.52%	1,584,673	3.23%	1,535,136	2.77%	1,651,720	3.38%	1,408,014	2.51%
Total Interest-Earning Assets (FTE) (1)	10,736,057	5.66%	10,583,322	5.54%	10,224,157	5.16%	10,659,689	5.60%	9,904,319	5.02%
Noninterest-earning assets	959,103		938,121		932,756		948,612		920,437
Total Assets	$11,695,160		$11,521,443		$11,156,913		$11,608,301		$10,824,756

Liabilities and Shareholders' Equity
Interest-bearing demand and savings deposits	$5,629,028	2.20%	$5,554,656	2.11%	$5,595,336	1.35%	$5,591,841	2.16%	$5,454,494	1.13%
Time deposits	1,504,544	4.35%	1,386,959	4.21%	930,447	3.03%	1,445,752	4.28%	806,981	2.74%
Short-term borrowings	545,551	4.67%	595,884	4.57%	434,783	4.79%	570,717	4.62%	351,321	4.36%
Long-term borrowings	170,963	5.52%	186,597	5.76%	187,379	5.03%	178,780	5.65%	186,378	5.04%
Total Interest-Bearing Liabilities	7,850,086	2.85%	7,724,096	2.77%	7,147,945	1.88%	7,787,090	2.81%	6,799,174	1.59%
Noninterest-bearing deposits	2,310,274		2,302,338		2,580,842		2,306,306		2,629,575
Other liabilities	190,440		169,683		193,292		180,062		197,860
Shareholders' equity	1,344,360		1,325,326		1,234,834		1,334,843		1,198,147
Total Noninterest-Bearing Funding Sources	3,845,074		3,797,347		4,008,968		3,821,211		4,025,582
Total Liabilities and Shareholders' Equity	$11,695,160		$11,521,443		$11,156,913		$11,608,301		$10,824,756

Net Interest Margin (FTE) (annualized)(1)		3.57%		3.52%		3.85%		3.55%		3.93%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)
	June 30,	March 31,	June 30,
	2024	2024	2023
Loan and Lease Portfolio Detail
Commercial Loan and Lease Portfolio:
Commercial, financial, agricultural and other	$1,312,816	$1,313,898	$1,347,842
Commercial real estate	3,077,013	3,090,950	3,004,962
Equipment Finance loans and leases	316,700	279,938	154,152
Real estate construction	523,595	520,320	474,720
Total Commercial	5,230,124	5,205,106	4,981,676

Consumer Loan Portfolio:
Closed-end mortgages	1,902,173	1,913,479	1,858,660
Home equity lines of credit	492,133	488,793	505,449
Real estate construction	24,460	39,047	100,079
Total Real Estate - Consumer	2,418,766	2,441,319	2,464,188

Auto & RV loans	1,270,044	1,277,212	1,272,557
Direct installment	26,807	26,731	28,881
Personal lines of credit	46,932	46,733	49,168
Student loans	2,217	2,769	3,366
Total Other Consumer	1,346,000	1,353,445	1,353,972
Total Consumer Portfolio	3,764,766	3,794,764	3,818,160
Total Portfolio Loans and Leases	8,994,890	8,999,870	8,799,836
Loans held for sale	50,769	31,895	16,300
Total Loans and Leases	$9,045,659	$9,031,765	$8,816,136

	June 30,	March 31,	June 30,
	2024	2024	2023
ASSET QUALITY DETAIL
Nonperforming Loans and Leases:
Loans and leases on nonaccrual basis	$31,443	$27,649	$29,322
Loans on nonaccrual basis - Centric acquisition	25,676	14,797	18,687
Total Nonperforming Loans and Leases	$57,119	$42,446	$48,009
Other real estate owned ("OREO")	484	368	324
Repossessions ("Repos")	1,456	1,442	1,004
Total Nonperforming Assets	$59,059	$44,256	$49,337
Loans past due in excess of 90 days and still accruing	1,753	1,699	2,474
Classified loans and leases	103,111	89,284	76,419
Criticized loans and leases	241,611	211,857	207,071

Nonperforming assets as a percentage of total loans and leases, plus OREO and Repos (4)	0.66%	0.49%	0.56%
Allowance for credit losses	$123,654	$119,098	$133,546

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Net Charge-offs (Recoveries):
Commercial, financial, agricultural and other	$2,485	$2,242	$6,582	$4,727	$7,086
Real estate construction	35	(6)	—	29	—
Commercial real estate	331	169	1,423	500	1,381
Residential real estate	64	21	(32)	85	9
Loans to individuals	1,487	1,876	692	3,363	1,362
Net Charge-offs	$4,402	$4,302	$8,665	$8,704	$9,838

Net charge-offs as a percentage of average loans and leases outstanding (annualized) (4)	0.20%	0.19%	0.40%	0.19%	0.23%
Provision for credit losses as a percentage of net charge-offs	177.81%	98.51%	32.20%	138.61%	1.42%
Provision for credit losses	$7,827	$4,238	$2,790	$12,065	$140

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES
Note: Management believes that it is standard practice in the banking industry to present these non-GAAP measures. These measures provide useful information to management and investors by allowing them to make peer comparisons.

(1) Net interest income has been computed on a fully taxable equivalent basis ("FTE") using the federal income tax statutory rate of 21%.
(2) Core efficiency ratio excludes from total revenue the impact of derivative mark-to-market and excludes from "total noninterest expense" the amortization of intangibles and any other unusual items deemed by management to not be related to normal operations, such as merger, acquisition and severance costs.

(3) Includes held for sale loans.
(4) Excludes held for sale loans.
	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Interest income	$150,682	$145,462	$131,267	$296,144	$245,856
Adjustment to fully taxable equivalent basis (1)	329	323	305	652	610
Interest income adjusted to fully taxable equivalent basis (non-GAAP)	151,011	145,785	131,572	296,796	246,466
Interest expense	55,690	53,158	33,443	108,848	53,674
Net interest income, (FTE) (1)	$95,321	$92,627	$98,129	$187,948	$192,792

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Net Income	$37,088	$37,549	$42,781	$74,637	$73,005
Intangible amortization	1,169	1,264	1,282	2,433	2,429
Tax benefit of amortization of intangibles	(245)	(265)	(269)	(511)	(510)
Net Income, adjusted for tax affected amortization of intangibles	$38,012	$38,548	$43,794	$76,559	$74,924

Average Tangible Equity:
Total shareholders' equity	$1,344,360	$1,325,326	$1,234,834	$1,334,843	$1,198,147
Less: intangible assets	385,332	386,040	385,567	385,686	372,571
Tangible Equity	959,028	939,286	849,267	949,157	825,576
Less: preferred stock	—	—	—	—	—
Tangible Common Equity	$959,028	$939,286	$849,267	$949,157	$825,576

(8)Return on Average Tangible Common Equity	15.94%	16.51%	20.68%	16.22%	18.30%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023

Core Net Income:
Total Net Income	$37,088	$37,549	$42,781	$74,637	$73,005
Net securities losses	(23)	—	—	(23)	—
Tax benefit of net securities gains	5	—	—	5	—
Merger and acquisition related expenses	—	114	(60)	114	8,481
Tax benefit of merger and acquisition related expenses	—	(24)	13	(24)	(1,781)
Provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	10,653
Tax benefit of provision for credit losses - acquisition day 1 non-PCD	—	—	—	—	(2,237)
(5) Core net income	$37,070	$37,639	$42,734	$74,709	$88,121
Average Shares Outstanding Assuming Dilution	102,287,598	102,198,899	102,760,266	102,238,489	101,281,899
(6) Core Earnings per common share (diluted)	$0.36	$0.37	$0.42	$0.73	$0.87

Intangible amortization	1,169	1,264	1,282	2,433	2,429
Tax benefit of amortization of intangibles	(245)	(265)	(269)	(511)	(510)
Core Net Income, adjusted for tax affected amortization of intangibles	$37,994	$38,638	$43,747	$76,631	$90,040

(9) Core Return on Average Tangible Common Equity	15.93%	16.54%	20.66%	16.24%	21.99%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands, except per share data)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Core Return on Average Assets:
Total Net Income	$37,088	$37,549	$42,781	$74,637	$73,005
Total Average Assets	11,695,160	11,521,443	11,156,913	11,608,301	10,824,756
Return on Average Assets	1.28%	1.31%	1.54%	1.29%	1.36%

Core Net Income (5)	$37,070	$37,639	$42,734	$74,709	$88,121
Total Average Assets	11,695,160	11,521,443	11,156,913	11,608,301	10,824,756
(7) Core Return on Average Assets	1.27%	1.31%	1.54%	1.29%	1.64%

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Core Efficiency Ratio:
Total Noninterest Expense	$65,798	$65,573	$65,943	$131,371	$137,324
Adjustments to Noninterest Expense:
Intangible amortization	1,169	1,264	1,282	2,433	2,429
Merger and acquisition related	—	114	(60)	114	8,481
Noninterest Expense - Core	$64,629	$64,195	$64,721	$128,824	$126,414

Net interest income, (FTE)	$95,321	$92,627	$98,129	$187,948	$192,792
Total noninterest income	25,210	23,988	24,523	49,198	47,486
Net securities gains	(23)	—	—	(23)	—
Total Revenue	120,508	116,615	122,652	237,123	240,278

Adjustments to Revenue:
Derivative mark-to-market	—	12	81	12	(8)
Total Revenue - Core	$120,508	$116,603	$122,571	$237,111	$240,286

(10)Core Efficiency Ratio	53.63%	55.05%	52.80%	54.33%	52.61%

FIRST COMMONWEALTH FINANCIAL CORPORATION
CONSOLIDATED FINANCIAL DATA
Unaudited
(dollars in thousands)

DEFINITIONS AND RECONCILIATION OF NON-GAAP MEASURES

	June 30,	March 31,	June 30,
	2024	2024	2023
Tangible Equity:
Total shareholders' equity	$1,362,505	$1,332,720	$1,232,419
Less: intangible assets	384,854	385,745	388,451
Tangible Equity	977,651	946,975	843,968
Less: preferred stock	—	—	—
Tangible Common Equity	$977,651	$946,975	$843,968

Tangible Assets:
Total assets	$11,626,873	$11,694,408	$11,318,604
Less: intangible assets	384,854	385,745	388,451
Tangible Assets	$11,242,019	$11,308,663	$10,930,153

(12)Tangible Common Equity as a percentage of Tangible Assets	8.70%	8.37%	7.72%

Shares Outstanding at End of Period	102,297,847	102,303,974	102,444,915
(11)Tangible Book Value Per Common Share	$9.56	$9.26	$8.24

	For the Three Months Ended			For the Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2024	2024	2023	2024	2023
Pre-tax pre-provision income:
Net interest income	$94,992	$92,304	$97,824	$187,296	$192,182
Noninterest income	25,210	23,988	24,523	49,198	47,486
Noninterest expense	65,798	65,573	65,943	131,371	137,324
Pre-tax pre-provision income	$54,404	$50,719	$56,404	$105,123	$102,344

Net securities losses	$(23)	$—	$—	$(23)	$—
Merger and acquisition related expenses	—	114	(60)	114	8,481
Core pre-tax pre-provision income	$54,381	$50,833	$56,344	$105,214	$110,825

Net charge-offs	$4,402	$4,302	$8,665	$8,704	$9,838